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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            SIMMONS MEDIA GROUP, INC.
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             (Exact name of registrant as specified in its charter)

   UTAH                                          87-0336015
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  (State of Incorporation or Organization)      (IRS Employer Identification)

515 SOUTH 700 EAST, SALT LAKE CITY, UTAH            84102
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(Address of Principal Executive Offices)           (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.    / /

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.    /X/

     Securities to be registered pursuant to Section 12(b) of the Act: None

     Securities to be registered pursuant to Section 12(g) of the Act:

                           COMMON STOCK, NO PAR VALUE
                           --------------------------
                                (Title of Class)


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Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     A complete description of the common stock, no par value per share, of Simmons Media Group, Inc. (the "Registrant"), which is to be registered hereunder is contained under the caption "Description of Capital Stock" in the prospectus which constitutes part of the Registrant's Registration Statement on Form S-1, filed by the Registrant with the Securities and Exchange Commission on August 11, 2000, as amended from time to time, pursuant to the Securities Act of 1933, as amended (the "S-1 Registration Statement"). Such description is hereby incorporated by reference.

Item 2. EXHIBITS

     The following exhibits are filed herewith or are incorporated by reference as indicated below.

EXHIBIT NUMBER      DESCRIPTION

3.1*                Articles of Incorporation of Simmons Family, Inc.
                    (predecessor to the Registrant), dated and filed as of June 3, 1977.
3.2* Articles of Amendment to Articles of Incorporation of Simmons Family, Inc. (First Amendment), dated as of February 11, 1988 and filed as of February 12, 1988.
3.3* Articles of Amendment to Articles of Incorporation of Simmons Family, Inc. (Second Amendment), dated as of June 21, 1996 and filed as of June 25, 1996.
3.4* Articles of Amendment to Articles of Incorporation of Simmons Family, Inc. (Third Amendment), dated as of June 21, 1996 and filed as of June 26, 1996.
3.5* Articles of Amendment to Articles of Incorporation of Simmons Family, Inc. (Fourth Amendment), dated as of April 30, 1998 and filed as of May 1, 1998, effecting name change to Simmons Media Group, Inc.
4.1* Specimen of certificate representing the common stock, no par value, of the Registrant.

*Incorporated by reference to the identically numbered exhibit to the S-1 Registration Statement.


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Simmons Media Group, Inc.



By:      /s/ Bruce W. Thomas
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         Name:    Bruce W. Thomas
         Title:   Executive Vice President and Chief
         Financial Officer

Date:   August 11, 2000


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                                  EXHIBIT INDEX


Exhibit Number      Description

3.1*                Articles of Incorporation of Simmons Family, Inc.
                    (predecessor to the Registrant), dated and filed as of June 3, 1977.
3.2* Articles of Amendment to Articles of Incorporation of Simmons Family, Inc. (First Amendment), dated as of February 11, 1988 and filed as of February 12, 1988.
3.3* Articles of Amendment to Articles of Incorporation of Simmons Family, Inc. (Second Amendment), dated as of June 21, 1996 and filed as of June 25, 1996.
3.4* Articles of Amendment to Articles of Incorporation of Simmons Family, Inc. (Third Amendment), dated as of June 21, 1996 and filed as of June 26, 1996.
3.5* Articles of Amendment to Articles of Incorporation of Simmons Family, Inc. (Fourth Amendment), dated as of April 30, 1998 and filed as of May 1, 1998, effecting name change to Simmons Media Group, Inc.
4.1* Specimen of certificate representing the common stock, no par value, of the Registrant

*Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of Simmons Media Group, Inc. filed on August 11, 2000, as amended.

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